UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2024

FAZE HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40083	84-2081659
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

720 N. Cahuenga Blvd. Los Angeles, CA	90038
(Address of principal executive offices)	(Zip Code)

(818) 688-6373

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	FAZE	The Nasdaq Stock Market
Warrants, each whole warrant exercisable for one share of common stock	FAZEW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

FaZe Holdings Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”) on February 16, 2024. As of January 11, 2024, the record date for the Special Meeting, there were 77,391,928 shares of common stock issued and outstanding, and entitled to vote at the Special Meeting, 60.9% of which were represented in person via live webcast or by proxy at the Special Meeting, constituting a quorum to conduct business.

At the Special Meeting, the Company’s stockholders voted on the following two proposals, each of which is described in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on January 26, 2024, as follows:

Proposal 1: To adopt the Agreement and Plan of Merger dated as of October 19, 2023, as amended, among GameSquare Holdings, Inc., a British Columbia corporation (“GameSquare”), GameSquare Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of GameSquare, and the Company (which is referred to as the “Merger Agreement”):

For	43,029,234
Against	4,061,296
Abstain	53,083

Proposal 2: To adjourn the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement:

For	41,829,299
Against	5,129,127
Abstain	185,187

Adjournment of the Special Meeting was not necessary or appropriate because there were sufficient shares voted at the Special Meeting to approve Proposal 1 with respect to the adoption of the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAZE HOLDINGS INC.

Date: February 21, 2024	By:	/s/ Christoph Pachler
		Name:	Christoph Pachler
		Title:	Interim Chief Executive Officer

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